Registration No. 333-120051

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
POST-EFFECTIVE AMENDMENT TO THE
FORM SB-2REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

MIDDLE KINGDOM RESOURCES LTD.
(Name of small business issuer in its charter)

Nevada	1081	98-0432994
(State or Other Jurisdiction of Organization)	(Primary Standard Industrial Classification Code)	(IRS Employer Identification Number)

MIDDLE KINGDOM RESOURCES LTD.	Michael J. Morrison, Esq.
347 Bay Street, Suite 202	1495 Ridgeview Dr., Suite 220
Toronto, Ontario, Canada M5H 2R7	Reno, Nevada 89509
(919) 872-8814	(775) 827-6300
(Address and telephone number of registrant's executive office)	(Name, address and telephone number of agent for service)
Copies to:
Conrad C. Lysiak, Esq.
601 West First Avenue, Suite 503
Spokane, Washington 99201
(509) 624-1475

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

If this Form is filed to register additional common stock for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.[   ]

MIDDLE KINGDOM RESOURCES LTD.

POST-EFFECTIVE AMENDMENT TO DEREGISTER UNSOLD SHARES OF COMMON
STOCK AND WITHDRAWAL OUR FORM SB-2 REGISTRATION STATEMENT

On February 4, 2005, our public offering of up 1,000,000 shares of common stock minimum, 2,000,000 shares of common stock, maximum was filed on Form SB-2 (Registration No. 333-120051) and declared effective by the SEC on March 29, 2005. We failed to sell any shares of our common stock and on December 24, 2005 the offering period expired and the offering terminated. We are therefore withdrawing the registration statement pursuant to Reg. 477 of the Securities Act of 1933. Pursuant to the registration statement, we represented that we would remove from registration by post-effective amendment any securities being registered which remain unsold at the termination of the offering.

No offers of securities were made and no securities were sold, leaving all of the securities unsold. We, pursuant to this post effective amendment, do hereby withdraw and remove from registration all of the shares of common stock so registered.

We may undertake a subsequent private offering in reliance upon Reg. 155(c) of the Securities Act of 1933.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing of this Post Effective Amendment to our Form SB-2 Registration Statement and has duly caused this Post Effective Amendment to our Form SB-2 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Manitoba, Saskatchewan, Canada on this 2nd day of March, 2006.

MIDDLE KINGDOM RESOURCES LTD.

BY:	/s/ Robert Kinloch
Robert J. Kinloch, President, Principal Executive Officer, Treasurer, Principal Financial Officer, and Principal Accounting Officer